Exhibit 1

		      EXHIBIT - CERTIFICATE OF FILING

      A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended June 30, 1999, excluding the information contained in Item 6, part A, which was filed confidentially with the Securities and Exchange Commission under Rule 104(b), was filed with the following:

Mary W. Cochran, Esq.                   Norma K. Scogin, Esq.
Arkansas Public Service Commission      Texas Attorney General's Office
1000 Center Street                      300 West 15th Street/10th Floor
Little Rock, AR  72201                  Austin, TX  78701

Lawrence C. St. Blanc, Secretary        Sherry A. Quirk, Esq.
Louisiana Public Service Commission     Verner, Liipfert, Bernhard,
Post Office Box 91154                   McPherson and Hand
Baton Rouge, LA 70821-9154              901 15th Street, NW / Suite 700
					Washington, DC  20005-2301

William Bruce McKinley, Esq.            Frank Spencer, Esq.
Mississippi Public Service Commission   Assistant Attorney General
Walter Sillers State Office Building    Mississippi Attorney General's 550
High Street / 19th Floor                Office
Jackson, MS  39215                      Post Office Box 22947
					Jackson, MS  39225

George W. Fleming, Esq.                 Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff      Central Records - PUCT
Post Office Box 1174                    1701 N. Congress
Jackson, MS  39215                      Austin, TX  78711

Ms. Jacquelyn M. Frick, Director        Hon. Emma J. Williams, Clerk of Council
City Council Utilities                  City of New Orleans
Regulatory Office                       Room 1E04, City Hall
Room 6E07, City Hall                    1300 Perdido Street
1300 Perdido Street                     New Orleans, LA 70112
New Orleans, LA 70112




				 Entergy Corporation



				 By:  /s/ Nathan E. Langston
					Nathan E. Langston
				     Vice President and Chief
					Accounting Officer


Dated:  November 29, 1999